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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  ------------


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             SIMULATIONS PLUS, INC.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             CALIFORNIA                                   95-4595609
----------------------------------------      ---------------------------------
(State of Incorporation or Organization)      (IRS Employer Identification No.)


40015 Sierra Highway, Building B-110, Palmdale, California         93550
----------------------------------------------------------     -------------
        (Address of principal executive offices)                 (Zip Code)


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


   Title of each class                       Name of each exchange on which
   to be so registered                       each class is to be registered
   -------------------                       ------------------------------
          None                                          None


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                   Common Stock, par value, $0.001 per share.


                                 --------------
                                (Title of Class)





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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          --------------------------------------------------------

          This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 per share (the "Common Stock") of Simulations Plus, Inc., a California corporation (the "Registrant"). The description of the Common Stock to be registered hereunder is set forth under the caption "Description of Securities -- Common Stock," at page 58 of the Registrant's Prospectus which is included in the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission (the "Commission") on March 25, 1997 (Registration No. 333-6680), is incorporated herein by this reference.

ITEM 2.   EXHIBITS.
          ---------

          2.1 The following documents are included as Exhibits, as indicated, to Registrant's Registration Statement on Form SB-2, as filed with the Commission on March 25, 1997 (Registration No. 333-6680), and incorporated herein by this reference.

                                                           Form SB-2
         Exhibit Description                             Exhibit Number
         -------------------                             --------------

Articles of Incorporation of Registrant                       3.1

Amended and Restated Bylaws of Registrant                     3.2

Form of Common Stock Certificate                              4.2










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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    SIMULATIONS PLUS, INC.
                                    (Registrant)



Dated: May 27, 1997                 By:  /s/ WALTER S. WOLTOSZ
                                       -------------------------------------
                                             Walter S. Woltosz, President
                                             and Chief Executive Officer





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